UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 24, 2012

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339
(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 24, 2012, the United States District Court for the Northern District of Texas, Dallas Division, Civil Action No. 3:11-CV-1791-N, entered a final judgment (the “Judgment”) substantially adopting the Bankruptcy Court’s Proposed Findings of Fact, Conclusions of Law, and Judgment Awarding Various Monetary Damages (the “Proposed Findings”) in Ray Balestri, Trustee of the Hallwood Energy I Creditors’ Trust, as successor in interest to Hallwood Energy, L.P., Plaintiffs and FEI Shale L.P. and Hall Phoenix/Inwood Ltd., Plaintiffs in Intervention vs. The Hallwood Group Incorporated, Defendant. The Hallwood Group Incorporated (the “Company”) has previously reported the Proposed Findings, in which the Bankruptcy Court proposed damages of $3,200,000 to be allocated among the three plaintiffs and damages of $15,485,714 to FEI Shale L.P., plus in each case prejudgment and postjudgment interest and attorneys’ fees. The Company intends to consider its alternatives, which include a possible appeal of the District Court’s Judgment. The ability to stay enforcement of the Judgment pending an appeal would be dependent on a number of factors, including the ability to post a supersedeas bond in connection with the appeal of such judgment.

As previously reported, the Company does not currently have sufficient cash to pay the amount of the damages imposed by the Judgment. Payment by the Company of the Judgment, if ultimately required, would have a material adverse effect on the Company, its financial position, results of operation and cash flows. The Company’s ability to pay the Judgment, to post any supersedeas bond in connection with an appeal of the Judgment or to pay any agreed to cash settlement, would be dependent on the Company’s then available cash and its ability to receive cash dividends or other advances from Brookwood Companies Incorporated, the Company’s wholly owned subsidiary (“Brookwood”). To pay any such cash dividends or advances to the Company above the permitted annual discretionary dividend not to exceed 50% of Brookwood’s net income, Brookwood has indicated that it would be required (pursuant to the terms of its Revolving Credit Facility with Branch Bank and Trust Company (“BB&T)) to obtain consent from BB&T for such payments. The Revolving Credit Facility provides for aggregate borrowings of up to $25,000,000, of which $2,139,000 was utilized at April 25, 2012. Brookwood has not requested BB&T to approve any such payments and does not intend to do so unless and until requested by the Company and approved by Brookwood’s board of directors. Any such payments or advances would also be contingent upon Brookwood’s ability to meet the requirements of the Delaware corporate laws for the payment of dividends and compliance with other applicable laws and requirements. If for any reason Brookwood is unable to pay a cash dividend or other advance to the Company, the Company would be required to seek alternative sources of funding. The Company has not yet determined what, if any, sources would be available to it, but will consider such alternatives as an additional or new facility or term loan and potential sales of assets or additional securities. No assurance can be given that any such additional sources of funding will be available to the Company.

Certain statements set forth in this report may relate to management’s future plans, objectives and expectations. Such statements are forward-looking statements. Although any forward-looking statement expressed by or on behalf of the Company is, to the knowledge and in the judgment of the officers and directors, expected to prove true and come to pass, management is not able to predict the future with absolute certainty. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Among others, these risks and uncertainties include risks relating to the Company’s ability to post a supersedeas bond and receive any cash dividends or advances from Brookwood, as well as other risks described in the Company's filings with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are difficult or impossible to predict accurately and many are beyond the control of the Company.

By filing this Current Report on Form 8-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The registrant assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley
Richard Kelley
Vice President and Chief Financial Officer